UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas		71731-7000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The following is furnished pursuant to Item 8.01, “Other Events”.

On September 30, 2011, a wholly-owned subsidiary of Murphy Oil Corporation completed the sale if its refinery in Superior, Wisconsin, for a sale price of $214 million plus hydrocarbon inventories valued at approximately $220 million, subject to certain adjustments.

On October 1, 2011, the subsidiary completed the sale of its refinery in Meraux, Louisiana, for a sale price of $325 million plus hydrocarbon inventories valued at approximately $260 million, subject to certain adjustments.

On October 3, 2011, Murphy Oil Corporation issued a news release announcing the completion of the sale of these two U.S. refineries. The full text of this news release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	A news release dated October 3, 2011 announcing the completion of the two U.S. refinery sales is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Vice President and Controller

Date: October 3, 2011

Exhibit Index

99.1	News release dated October 3, 2011, as issued by Murphy Oil Corporation.